Exhibit 10.1

                          Extension of Letter of Intent

This Extension of Letter of Intent is made and entered into this 4th day of October 2005 in Pinellas County, Florida by and between OnScreen Technologies, Inc. 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695, (727) 797-6664 (hereafter "OnScreen(TM)") and CH Capital, Inc., 2414 Southview Drive, Alamo, California 94507;

WHEREAS, the parties hereto, OnScreen Technologies, Inc. (OnScreen(TM)) and CH Capital, Inc. (CH) entered into a Letter of Intent for Sale and Purchase of Certain Intellectual Property dated June 10, 2005 relating to a technology characterized by the product name "WayCool" (hereafter the "Letter of Intent");

WHEREAS, the time in which to enter into a definitive agreement as stated in the Letter of Intent was extended from August 31, 2005 to December 31, 2005;

WHEREAS, the terms of the Letter of Intent express a termination date one year from the June 10, 2005 date of the Letter of Intent ("Termination Date");

WHEREAS, it is the intention of the parties hereto to extend the Termination
Date.

FOR AND IN CONSIDERATION of the promises, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

      1. The recitations as stated above, unless in direct conflict with the covenants hereafter shall be included as a part of this Agreement. In the event of any such direct conflict in terms, then the terms hereafter of this Agreement shall govern.

      2. The term of the Letter of Intent is hereby extended by an additional three (3) months and shall expire on September 9, 2006.

      3. The extension is of the term as started above is conditioned on OnScreen(TM) paying to CH the sum of fifty thousand dollars ($50,000) on or before October 5, 2005.

      4. All conditions of the Letter of Intent not in conflict herewith are hereby ratified and reaffirmed.

      5. Each person signing this Agreement on behalf of the parties hereto represents that he has full and proper legal authority to bind the entity for which he signed this Agreement and that the said entity is fully bound by the terms of this Agreement.

      6.    Time is of the essence in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

OnScreen Technologies, Inc.

By: ___/s/______________________________
         Mark R. Chandler, COO/CFO

CH Capital, Inc.

By: ___/s/_____________________________
         William J. Clough, Esq., President